Exhibit 10.1

DATED 9 NOVEMBER 2009

LION/RALLY CAYMAN 6

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

KYLEMORE INTERNATIONAL INVEST CORP.

PASALBA LIMITED

and

LION/RALLY LUX 1

AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into on 9 November 2009 among:

(1)	LION/RALLY CAYMAN 6, a company incorporated in the Cayman Islands whose registered office is at c/o Stuarts Corporate Services Ltd., PO Box 2510 Grand Cayman KY1-1104, Cayman Island (the “CayCo6”);

(2)	CENTRAL EUROPEAN DISTRIBUTION CORPORATION, a company incorporated in Delaware, whose principal place of business is at ul. Bobrowiecka 6, 00-728 Warszawa, Poland (“CEDC”);

(3)

KYLEMORE INTERNATIONAL INVEST CORP, company number 1040482, a company incorporated in the British Virgin Islands whose registered office is at Jipfa Building, 3rd Floor, 142 Main Street, Road Town, Tortola, British Virgin Islands (“Kylemore”);

(4)

PASALBA LIMITED, a company incorporated under the laws of Cyprus, having its registered office at Theklas Lysioti 35 Eagle Star House, 5th Floor, P.C. 3030 Limassol, Republic of Cyprus, registered with the Cyprus Registrar of Companies under registration number HE 202291 (“Pasalba”); and

(5)	LION/RALLY LUX 1, a Société Anonyme incorporated in Luxembourg, registered with the Luxembourg Trade and Companies Register under number B139.056, having its registered office at 13-15 Avenue de la Liberté, L-1931 Luxembourg, (the “Company”).

WHEREAS CayCo6, Kylemore, the Company and others are parties to the SHA.

WHEREAS the Securities are held by Kylemore subject to the terms and conditions of the SHA.

WHEREBY IT IS AGREED as follows:

1.	Interpretation

1.1	In this Agreement, unless otherwise specified:

1.1.1	capitalised terms shall have the meanings set out in Schedule 1;

1.1.2	references to clauses, sub-clauses, paragraphs, sub-paragraphs, and Schedules are references respectively to clauses, sub-clauses, paragraphs and sub-paragraphs of, and to schedules to, this Agreement;

1.1.3	a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted except to the extent that any amendment or modification made or coming into effect of any statute or statutory provision after the date of this Agreement would increase or alter the liability of a party under this Agreement;

1.1.4	headings to clauses and Schedules are for convenience only and do not affect the interpretation of this Agreement;

1.1.5	the Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include a reference to the Schedules;

1.1.6	references to this Agreement or any other document, or to any specified provision of this Agreement or any other document, are to this Agreement or that document or provision as in force for the time being, as amended, modified, supplemented, varied, assigned or novated, from time to time;

1.1.7	references to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established, together with its successors and assigns;

1.1.8	references to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality), together with its successors and assigns;

1.1.9	words importing the singular include the plural and vice versa, words importing a gender include every gender;

1.1.10	reference to “include” “includes” and “including” will be deemed to be followed by “, without limitation,” unless the context requires otherwise;

1.1.11	references to a “Party” or “Parties” means a party or the parties to this Agreement;

1.1.12	references to writing shall include any modes of reproducing words in a legible and non-transitory form;

1.1.13	references to “US dollars,” “dollars” or to “US$” shall be construed as references to the lawful currency for the time being of the United States of America;

1.1.14	references to “Euros” or to “€” shall be construed as references to the single currency of those member states of the European Community that adopt or have adopted the Euro as their lawful currency under the legislation of the European Communities for Economic Monetary Union; and

1.1.15	general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things.

2.	Sale and Purchase

2.1	Subject to the terms of this Agreement, on the Closing Date, Kylemore shall sell and CayCo6 shall purchase the Securities for the Initial Consideration set out in Clause 3 and the Additional Consideration set out in Clause 4, free from any Encumbrances except for the Pledges.

2.2	Title to, beneficial ownership of, and any risk attaching to, the Securities shall pass to CayCo6 on the Closing Date, subject to but immediately upon payment of the Initial Consideration in accordance with Clause 3 (the “Transfer”).

3.	Initial Consideration

3.1

The Initial Consideration shall be satisfied by the issuance of CEDC Stock on the Closing Date. For the avoidance of doubt, the amount of the Initial Consideration is final and not subject to any adjustment. Neither CEDC nor Kylemore shall take any step after the execution of this Agreement to question and/or dispute the amount of the Initial Consideration (whether in order to reduce or to increase it) in any manner whatsoever.

3.2	The number of shares of CEDC Stock to be issued to Kylemore as Initial Consideration pursuant to Clause 3.1 shall be 949,034. All shares of CEDC Stock issued under this Agreement shall be issued as fully paid up and free from Encumbrances. All such CEDC Stock shall be issued without registration under the Securities Act.

3.3	CEDC shall have joint and several liability with CayCo6 for the payment of the Initial Consideration.

4.	Additional Consideration

4.1	Following Closing, Kylemore shall be entitled to the following consideration (“Additional Consideration”):

4.1.1	Upon receiving FAS Approval for the Acquisition, the amount of US$5,000,000 (five million US dollars), net of withholding and transfer taxes, ad valorem, stamp and other similar taxes; and

4.1.2	On 1 February 2011, the amount of US$5,000,000 (five million US dollars) net of withholding and transfer taxes, ad valorem, stamp and other similar taxes.

4.2	The Additional Consideration shall be satisfied in cash payable in immediately available funds on the relevant dates into the Bank Account. For the avoidance of doubt, the amount of the Additional Consideration is final and not subject to any adjustment. Neither the Kylemore nor CEDC shall take any step after the execution of this Agreement to question and/or dispute the amount of the Consideration (whether in order to reduce or to increase it) in any manner whatsoever.

4.3	CEDC shall have a direct obligation and sole liability for the payment of the relevant amounts of the Additional Consideration.

5.	Closing

5.1	Closing shall take place three (3) Business Days following the date of this Agreement (the “Closing Date”).

5.2	Closing shall take place at the offices of CEDC’s Solicitors, at which Kylemore, CayCo6 and CEDC shall take the actions set out in Schedule 3 (including without limitation the payment of the Initial Consideration) in the order listed therein.

5.3	At Closing, all of the actions and transactions contemplated by Schedule 3 shall and shall be deemed to occur simultaneously.

5.4	On Closing and subject to, but immediately upon the occurrence of the Transfer, CayCo6 will automatically accede as additional pledgor to the Pledge Agreements and hereby agrees to be bound by the terms of such agreements with respect to the Securities with effect as of the Transfer, and Kylemore will simultaneously be released from its obligations under the Pledge Agreements. For the avoidance of doubt, Pasalba and, to the extent applicable, the other Parties, expressly acknowledge and agree to the above. It is hereby confirmed that following the Transfer, the Pledge Agreements will constitute a continuing, first ranking security over the assets pledged thereunder.

5.5	Any provision of this Agreement which is capable of being performed after (but which has not been performed at or before) Closing, and all warranties and other undertakings contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Closing.

5.6	With effect from the Closing Date, the Company shall register CayCo 6 as the holder of the Securities in the respective registers kept by the Company for each class of Securities. The Parties and the Company expressly grant power to each director of the Company (the “Attorneys” and each an “Attorney”), acting individually and with full power of substitution, to amend and sign each and any of the relevant registers for and on behalf of the Company and to do all such acts and things as may be ancillary thereto and/or necessary and/or useful and/or desirable in the sole opinion of the Attorney in connection with or for the purpose of giving full effect to this Agreement.

6.	Rights of First Refusal

CayCo6 waives its rights set out in Clause 5.4 of the SHA to the extent necessary for the completion of the Transfer under this Agreement. For the avoidance of doubt, CayCo6 shall constitute the Lion Group for the purposes of the SHA. In accordance with article 40 of the Luxembourg law of August 10, 1915 concerning commercial companies, as amended and article 1690 of the Luxembourg civil code, the Transfer is approved by the Company, and any notification requirements with respect thereto are hereby waived.

7.	Transfer Restrictions

7.1	From the date of this Agreement, Kylemore shall not (otherwise than in respect of the Pledges) transfer, encumber in any way or grant any third party right over, or agree to transfer, encumber or grant any third party right over, the Securities. For the avoidance of doubt, the foregoing prohibition on the transfer of the Securities shall take precedence over any contrary provision of the SHA.

8.	CayCo6 Warranties; CEDC Warranties

8.1	CayCo6 warrants to Kylemore in the terms set out in Part A of Schedule 2 as of the date of this Agreement and the Closing Date.

8.2	The warranties set out in Part A of Schedule 2 are separate and independent and shall not be limited by reference to or inference from any other warranty in such Part A, or any other term of this Agreement or any document referred to in it.

8.3	CEDC warrants to Kylemore in the terms set out in Part B of Schedule 2 as of the date of this Agreement and the Closing Date.

8.4	The warranties set out in Part B of Schedule 2 are separate and independent and shall not be limited by reference to or inference from any other warranty in such Part B, or any other term of this Agreement or any document referred to in it.

9.	Kylemore Warranties and Waivers

9.1	Kylemore warrants to CayCo6 and CEDC in the terms set out in Part C and Part D of Schedule 2 as of the date of this Agreement and the Closing Date.

9.2	The warranties set out in Part C and Part D of Schedule 2 are separate and independent and shall not be limited by reference to or inference from any other warranty in such Part C or Part D, or any other term of this Agreement or any document referred to in it.

9.3	CayCo 6, Kylemore and the Company agree to settle the dispute(s) which have arisen and prevent any future contestation relating to or in connection with the resolutions of the board of directors of the Company dated 6 May 2009 and 7 May 2009, related share capital increase of the Company, issuing of new shares and convertible preferred equity certificates, and the previous and subsequent subscription offers. As of the date of this Agreement, Kylemore agrees and undertakes to waive and relinquish (and discontinue, as the case may be), and not to initiate or otherwise commence, any and all actions, judicial proceedings, suits, demands, claims and rights, against the Company, and/or any of the current or former shareholder(s) of the Company, and/or any of the current or former directors, officers or agents of the Company which may either directly or indirectly arise out of or be in connection with (i) the former (on or before the date hereof) conduct of the activities of the Company; or (ii) the decisions taken by the board of directors of the Company (including, without limitation, the resolutions of the board of directors of the Company dated 6 May 2009 and 7 May 2009, the related share capital increase of the Company, the issuing of new shares and convertible preferred equity certificates, and the previous and subsequent subscription offers) up to the date hereof; or (iii) any action taken or document signed as a result of such decisions referred to in subparagraph (ii) above; or (iv) the omission to take action where appropriate before the date hereof; or (v) any rights under Clause 6 of the SHA. This Agreement does not and shall not constitute an admission of liability by CayCo 6, Kylemore and the Company.

10.	Termination of SHA

At Closing, the SHA will terminate immediately and the provisions of Clauses 11 and 12 of this Agreement shall become effective.

11.	Topaz Employment

11.1	Petr Levin shall be entitled to be employed by Topaz in a non-executive administrative role.

11.2	At any time, following payment of the Additional Consideration due in 2011 and at the request of CayCo6, Kylemore shall procure that Petr Levin terminates his employment with Topaz, without seeking any payment or compensation in respect of such termination or any other employment with Topaz.

12.	Ongoing Involvement in the Business

12.1	The composition of the Operating Board and its rules of operation from time to time shall be determined by CayCo6.

12.2	Kylemore shall be entitled to appoint the non-executive Chairman of the board of directors of Topaz and propose for appointment one non-executive director to the Operating Board.

12.3	The rights under Clause 12.2 shall continue until the end of the term of the then-current term of each such appointee at the time of payment of the Additional Consideration due in 2011, subject to extension by agreement between CayCo6 and Kylemore.

12.4	Kylemore procures Levin will consult and assist with FAS Approval.

13.	Remedies and Waivers

13.1	No delay or omission on the part of any Party to this Agreement in exercising any right, power or remedy provided under this Agreement or any other documents referred to herein shall impair such right, power or remedy, or operate as a waiver thereof.

13.2	The single or partial exercise of any right, power or remedy provided under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

14.	Assignment

No Party shall assign, or purport to assign, all or any part of the benefit of, or its rights or benefits under, this Agreement, no Party shall make a declaration of trust in respect of or enter into any arrangement whereby it agrees to hold in trust for any other person all or any part of the benefit of, or its rights or benefits under, this Agreement and no Party shall sub-contract or enter into any arrangement whereby another person is to perform any or all of its obligations under this Agreement, in each case without the prior written consent of the other Party, except that CEDC may assign this Agreement to any Affiliate or for security provided that CEDC shall remain jointly and severally liable with the assignee for payment of the Initial Consideration and the Additional Consideration.

15.	Termination

15.1	This Agreement may be terminated at any time by mutual written consent of the Parties.

15.2	If this Agreement terminates in accordance with Clause 15.1 and without limiting any Party’s right to claim damages (or such other remedies as may be available at law or in equity including specific performance) in respect of antecedent breaches (including failure to close), all obligations of the Parties under this Agreement shall end (except for the provisions of Clauses 18, 19, 20, 21 and 27), but (for the avoidance of doubt) all rights and liabilities of the Parties which have accrued before termination shall continue to exist.

16.	Further Assurances

Each of the Parties shall from time to time at its own cost, on being required to do so by the other Parties, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the Party concerned as they may reasonably consider necessary to give full effect to this Agreement.

17.	Variation

This Agreement may only be varied in writing signed by each of the Parties.

18.	Notices

18.1	Any notice or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing.

18.2	Any such notice or other communication shall be addressed as provided in Clause 18.3 and, if so addressed, shall be deemed to have been duly given or made as follows:

18.2.1	if sent by personal delivery, upon delivery at the address of the relevant Party;

18.2.2	if sent by international courier, upon receipt of a confirmation of delivery; and

18.2.3	if sent by facsimile, upon receipt of a confirmation of transmission,

PROVIDED THAT if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to be given or made outside working hours, such notice or other communication shall be deemed to be given or made at the start of working hours on the next Business Day (or at the start of working hours on that day if the relevant notice or other communication would otherwise be deemed to have been given before working hours on a Business Day).

18.3	The relevant addressee and facsimile number of each Party for the purposes of this Agreement, subject to Clause 0, are:

Name of Party:	For the attention of:	Facsimile No.:

Kylemore	Directors	+7 495 589 92 19

CEDC	Chris Biedermann	+48 22 456 6001

CayCo6	Hayley Tanguy	+44 1481 749749

The Company	Richard Brekelmans	+35 2 26 89 0121

Pasalba Limited	Arjan Schaapman	+357 25 818 790

The addresses of Kylemore, CEDC, CayCo6, the Company and Pasalba are as set out at the commencement of this Agreement.

Any notice or other communication to Kylemore shall be addressed as above, with a copy to:

Hogan & Hartson MNP

69 avenue Franklin Roosevelt

75008 Paris

France Attn: Xenia Legendre

Fax number: +33 1 55 73 23 10

Any notice or other communication to the other Parties shall be addressed as above, with a copy (which shall not constitute notice) to each of:

Lion Capital LLP 21 Grosvenor Place London SW1X 7HF United Kingdom For the attention of: Javier Ferrán/James Cocker	Weil, Gotshal & Manges One South Place London EC2M 2WG United Kingdom For the attention of: Michael Francies/Ian Hamilton
Fax number: +44 20 7201 2222	Fax number: +44 20 7903 0990

CEDC ul. Bobrowiecka 6 00-728 Warszawa Poland For the attention of: William Carey Fax number: +48 22 455 1810/+1 941 330 9617	Dewey & LeBoeuf No.1 Minster Court Mincing Lane London EC3R 7YL For the attention of: Stephen Horvath Fax number: +44 20 7459 5099

18.4	Either Party may notify the other of a change to its name, relevant addressee, address or fax number for the purposes of Clause 18.3 PROVIDED THAT such notification shall only be effective on:

18.4.1	the date specified in the notification as the date on which the change is to take place; or

18.4.2	if no date is specified or the date specified is less than five clear Business Days after the date on which notice is given, the date falling five clear Business Days after notice of any such change has been given.

19.	Announcements

19.1	Subject to Clause 19.2, no announcement concerning this Agreement shall be made by any Party without the prior written approval of the other Party, such approval not to be unreasonably withheld or delayed.

19.2	Either Party may make an announcement concerning this Agreement if and to the extent required by:

19.2.1	the law of any relevant jurisdiction;

19.2.2	any securities exchange or regulatory or governmental body to which such Party is subject or submits, wherever situated, whether or not the requirement for information has the force of law;

in which case the Party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement with the other Parties before making (or as the case may be permitting or allowing) such announcement.

20.	Confidentiality

20.1	Subject to Clause 20.2, each Party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:

20.1.1	the provisions of this Agreement;

20.1.2	the negotiations relating to this Agreement;

20.1.3	the subject matter of this Agreement; or

20.1.4	any other Party.

20.2	Notwithstanding Clause 20.1, any Party may disclose Confidential Information if and to the extent that:

20.2.1	it is required by the law of any relevant jurisdiction;

20.2.2	it is required by any securities exchange or regulatory or governmental body to which it is subject or submits, wherever situated, whether or not the requirement for information has the force of law;

20.2.3	it is disclosed on a strictly confidential basis to the professional advisers, auditors and bankers of that Party or any of its Affiliates;

20.2.4	the information has come into the public domain through no fault of that Party or any of its Affiliates;

20.2.5	each other Party has given its prior written approval to the disclosure; or

20.2.6	such disclosure is required to enable that Party to enforce its rights under this Agreement,

PROVIDED THAT (unless contrary to law or the direction of any governmental authority) any such information disclosed pursuant to Clauses 20.2.1 or 20.2.2 shall be disclosed only after notice to and consultation with the other Party, to the extent that such notice and consultation is reasonably practicable in the circumstances.

21.	Costs and Expenses

Each Party shall pay its own costs and expenses in relation to the preparation, negotiation and execution of this Agreement and the negotiations leading up to the same, and each Party shall be responsible for the costs and expenses of its own advisors.

22.	Invalidity

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any competent jurisdiction, such provision shall not affect or impair: the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or the legality, validity or enforceability under the law of any other jurisdiction of such provision or any other provision of this Agreement.

23.	Third Party Rights

The Parties to this Agreement do not intend that any term of this Agreement should be enforceable by any person who is not a Party to this Agreement.

24.	Counterparts

This Agreement may be executed in counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but the counterparts shall together constitute but one and the same instrument.

25.	Entire Agreement

This Agreement (and all other documents which are entered into by the Parties or any of them in connection with this Agreement) contain the whole agreement between the Parties relating to the subject matter of this Agreement and such other documents at the date hereof. Each Party acknowledges that it has not been induced to enter this Agreement by, and in agreeing to enter into this Agreement it has not relied on, any representation or warranty except as expressly stated or referred to in this Agreement and/or any such other document and, so far as permitted by law (and except in the case of fraud) the Parties hereby waive any remedy in respect of (and acknowledges that no other Party nor any of its agents, directors, officers or employees have given) any such representations or warranties which are not expressly stated or referred to in this Agreement and/or any such other document.

26.	Language

All portions of this Agreement are prepared in the English language only.

27.	Choice of Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of Luxembourg without giving effect to applicable conflict of laws provisions. All disputes arising in connection with this Agreement shall be submitted to the Courts of the City of Luxembourg.

IN WITNESS WHEREOF the Parties have entered in to this Agreement the day and year first before written.

SIGNED by Robert Jones	)
for and on behalf of	)	/s/ Robert Jones
LION/RALLY CAYMAN 6)

SIGNED by B.C.R.S. Limited, acting through Mrs. Andri Papandopoulou, the Director
for and on behalf of	)
KYLEMORE INTERNATIONAL	)	/s/Andri Papandopoulou
INVEST CORP	)

SIGNED by Adriasn Coppens	)
for and on behalf of	)	/s/ Adriaan Coppens
PASALBA LTD.	)

SIGNED by James Cocker	)
as Director A for and on behalf of	)	/s/ James Cocker
LION/RALLY LUX 1)

SIGNED by Richard Brekelmans	)
as Director B for and on behalf of	)	/s/ Richard Brekelmans
LION/RALLY LUX 1)

SIGNED by William Carey	)
for and on behalf of	)	/s/ William Carey
CENTRAL EUROPEAN	)
DISTRIBUTION CORPORATION	)

SCHEDULE 1

DEFINITIONS

In this Agreement:

“Acquisition” means the acquisition of Control by CEDC or one of its Subsidiaries of Russian Alcohol Group;

“Additional Consideration” has the meaning set out in Clause 4.1;

“Affiliate” means with respect to any Person, another Person Controlled by such first Person, Controlling such first Person or under common Control with such first Person, and “Affiliated” shall have a meaning correlative to the foregoing;

“Attorney” has the meaning set out in Clause 5.6;

“Bank Account” means such bank account as Kylemore may notify to CayCo6 and CEDC in writing not less than five (5) Business Days before any payment is due to be made to such Bank Account;

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for business in the Cayman Islands, London, Luxembourg and New York;;

“CEDC’s Solicitors” means Dewey & LeBoeuf;

“CEDC Stock” means shares of CEDC common stock, par value $0.01 per share, listed for trading on the NASDAQ Global Select Market under the symbol “CEDC”;

“Closing” means the completion of the sale and purchase of the Securities as set out in Clause 5;

“Closing Date” has the meaning set out in Clause 5.1;

“Confidential Information” means the confidential information as described in Clause 20;

“Control” (including, with their correlative meanings, “Controlled by”, “Controlling” and “under common Control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of any other Person, provided that, in any event, any Person which owns, directly or indirectly, a majority of the securities having ordinary voting power or otherwise having the power to elect a majority of the directors or other governing body of a corporation or having a majority of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and for the avoidance of doubt a limited partnership is Controlled by its general partner;

“CPECs” means the convertible preferred equity certificates, initially issued by the Company on 8 July 2008;

“Distribution Compliance Period” has the meaning set out in Schedule 2 Part D Clause 1.1.3(a);

“Encumbrance” means any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security, title, retention or any other security agreement or arrangement;

“FAS Approval” means approval from the Russian Federal Anti-Monopoly Service for the Acquisition;

“Group” means the Company and its subsidiaries from time to time;

“Initial Consideration” means US$30,000,000 (thirty million US dollars) net of withholding and transfer taxes, ad valorem, stamp and other similar taxes;

“Kylemore’s Solicitors” means Hogan & Hartson MNP;

“Law” includes all applicable legislation, statutes, directives, regulations, judgments, decisions, licenses, permits, consents, decrees, notices, directives, policies, orders, by-laws and other legislative measures or decisions, treaties, conventions and other agreements between states, or between states and supranational bodies and rules of common or civil law, in each case, having the force of law and having effect in, any jurisdiction;

“Lion Group” has the meaning set out in the SHA;

“Non-US Recipient” has the meaning set out in Schedule 2 Part D Clause 1.1;

“Operating Board” means the board of directors of Joint Stock Company “Russian Alcohol Group” or, at Kylemore’s election, such other board of directors of a member of the Group as may be designated as the operating board of the Group by CayCo6 from time to time and notified to Kylemore in writing;

“Person” means any natural person, corporation, general partnership, simple partnership, limited partnership, proprietorship, other business organisation, trust, union, association or governmental authority, whether incorporated or unincorporated; a reference to any Person shall include such Person’s successors and permitted assigns under any agreement, instrument, contract or other document;

“Pledge Agreements” means, together, (i) the Luxembourg law share pledge agreement entered into on 9 July 2008 between the parties referred to therein (among which Kylemore) as pledgors, Pasalba Limited as pledgee and the Company and (ii) the Luxembourg law CPECs pledge agreement entered into on 9 July 2008 between the parties referred to therein (among which Kylemore) as pledgors, Pasalba Limited as pledgee and the Company;

“Pledges” means the pledges granted pursuant to the Pledge Agreements;

“Redeemable Shares” means the redeemable shares issued by the Company and having a par value of one US dollar each;

“Russian Alcohol Group” means Joint Stock Company “Russian Alcohol Group”;

“Securities” means (i) 200,000 Redeemable Shares, 19,690,636 CPECs and 109,364 YFCPECs in the Company; and (ii) any additional securities issued from time to time to Kylemore by the Company;

“Securities Act” means the law of the United States known as the Securities Act of 1933, as amended;

“SHA” means the shareholders’ agreement concerning the Company entered into between (i) Lion/Rally Cayman 2, (ii) The Initial Seller Parties (as defined therein), (iii) the Company and (iv) Lion Capital (Guernsey) Limited, dated 9 July 2008;

“Subsidiary” means in relation to any Person (a “Holding Company”), any other Person directly or indirectly Controlled by that Holding Company;

“Tax” means all forms of taxation and statutory, governmental, state, federal, provincial, local, government or municipal charges, duties, imposts, contributions, levies, withholdings or liabilities wherever chargeable and whether of the UK or any other jurisdiction; and any penalty, fine, surcharge, interest, charges or costs relating thereto;

“Topaz” means the Joint Stock Company “Distillery Topaz”;

“Transfer” has the meaning set out in Clause 2.2; and

“YFCPECs” means the yield free convertible preferred equity certificates of a par value of one US dollar each, issued by the Company on 8 July 2008.

SCHEDULE 2

WARRANTIES

PART A (CAYCO6 WARRANTIES)

1.	Capacity

1.1	CayCo6 has the requisite capacity, power and authority to enter into and perform its obligations under this Agreement.

1.2	CayCo6 has taken all necessary corporate action required by its constitutional or organisational documents to permit it to enter into and perform its obligations under this Agreement.

1.3	This Agreement constitutes, when executed, binding obligations of CayCo6, as applicable, in accordance with its respective terms.

1.4	The execution and delivery by CayCo6 of this Agreement and the performance by it of its obligations under this Agreement will not (or with the giving of notice or lapse of time would not):

1.4.1	result in a breach of any provision of the constitutional or organisational documents of CayCo6; or

1.4.2	result in a breach of any order, judgment or decree of any court or governmental agency to which CayCo6 is a party or by which CayCo6 is bound or any contractual commitment to which CayCo6 is bound.

PART B (CEDC WARRANTIES)

2.	Capacity

2.1	CEDC has the requisite capacity, power and authority to enter into and perform its obligations under this Agreement.

2.2	CEDC has taken all necessary corporate action required by its constitutional or organisational documents to permit it to enter into and perform its obligations under this Agreement.

2.3	This Agreement constitutes, when executed, binding obligations of CEDC, as applicable, in accordance with its respective terms.

2.4	The execution and delivery by CEDC of this Agreement and the performance by it of its obligations under this Agreement will not (or with the giving of notice or lapse of time would not):

2.4.1	result in a breach of any provision of the constitutional or organisational documents of CEDC; or

2.4.2	result in a breach of any order, judgment or decree of any court or governmental agency to which CEDC is a party or by which CEDC is bound or any contractual commitment to which CEDC is bound.

PART C (KYLEMORE WARRANTIES)

1.	Capacity

1.1	Kylemore has the requisite capacity, power and authority to enter into and perform its obligations under this Agreement.

1.2	Kylemore has taken all necessary corporate action required by its constitutional or organisational documents to permit it to enter into and perform its obligations under this Agreement.

1.3	This Agreement constitutes, when executed, binding obligations of Kylemore, as applicable, in accordance with its respective terms.

1.4	The execution and delivery by Kylemore of this Agreement and the performance by it of its obligations under this Agreement will not (or with the giving of notice or lapse of time would not):

1.4.1	result in a breach of any provision of the constitutional or organisational documents of Kylemore; or

1.4.2	result in a breach of any order, judgment or decree of any court or governmental agency to which Kylemore is a party or by which Kylemore is bound or any contractual commitment to which Kylemore is bound.

2.	Ownership of the Securities

2.1	Kylemore legally and beneficially owns all of the Securities free from any Encumbrances except for the Pledges.

2.2	Other than the Pledges, there is no agreement or commitment to give or create Encumbrances on or over the Securities or any of them and no claim has been made by any person to be entitled to any.

PART D (ADDITIONAL KYLEMORE WARRANTIES)

1.	Securities Matters

1.1.	Kylemore and any other person to whom CEDC shall issue CEDC Stock in accordance with this Agreement is not a U.S. Person (as defined in Rule 902(k) promulgated under the Securities Act) (Kylemore and any such person, a “Non-U.S. Recipient”). Each Non-U.S. Recipient represents, warrants and covenants as set forth below with respect to any and all CEDC Stock that such Non-U.S. Recipient receives:

1.1.1.	Such Non-U.S. Recipient is not a U.S. Person (as defined in Regulation S under the Securities Act), is not an affiliate (as defined in Rule 501(b) under the Securities Act) of CEDC and is not a corporation that has been formed principally for the purpose of investing in securities not registered under the Securities Act.

1.1.2.	Such Non-U.S. Recipient is purchasing the CEDC Stock for its own account for the purpose of investment and not (a) with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or (b) for the account or benefit of, as a nominee or agent for, or on behalf of any U.S. Person.

1.1.3.	Such Non-U.S. Recipient:

(a)	understands that the CEDC Stock is or will be transferred to the Non-U.S. Recipient under Regulation S under the Securities Act or under another exemption from the registration requirements of the Securities Act and under applicable securities laws in such Non-U.S. Recipient’s country of residence, and any such Non-U.S. Recipient will not, during the period commencing on the date of acquisition of the CEDC Stock and ending on the date six months after the date of acquisition of the CEDC stock (such period being referred to herein as the “Distribution Compliance Period”), offer, sell, pledge or otherwise transfer the CEDC Stock in the United States, or to a U.S. Person for the account or benefit of a U.S. Person except as permitted under the federal securities laws;

(b)	will, after expiration of the Distribution Compliance Period, offer, sell, pledge or otherwise transfer the CEDC Stock only in accordance with Regulation S, pursuant to registration under the Securities Act or an available exemption therefrom (and based upon an opinion of counsel reasonably satisfactory to CEDC and its counsel) and, in any case, in accordance with all applicable United States, European Union, and other applicable state and foreign securities laws; and

(c)	has not in the United States, engaged in, and prior to the expiration of the Distribution Compliance Period will not engage in, any short selling of any equity security issued by CEDC (including, without limitation, the CEDC Stock) or any hedging transaction with respect to any such equity security, including, without limitation, put, call or other option transaction, option writing and equity swaps, except in compliance with the Securities Act.

1.1.4.	Such Non-U.S. Recipient has not, and none of its affiliates or any person acting on behalf of any such Non-U.S. Recipient or any such affiliates has engaged, or will engage, in any directed selling efforts (within the meaning of Regulation S under the Securities Act) with respect to the CEDC Stock and they, their affiliates and all Persons acting on their behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

1.1.5.	The transactions contemplated by this Agreement have not been pre-arranged with a buyer of the CEDC Stock located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

1.1.6.	Such Non-U.S. Recipient understands that the CEDC Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, and may not be transferred or resold except pursuant to an effective registration statement or pursuant to an exemption from registration or pursuant to Regulation S (and, in either such case, based upon an opinion of counsel reasonably satisfactory to CEDC and its counsel) and each certificate representing the CEDC Stock will be endorsed with the following legends:

(a)	“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS WITH REGARD TO THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(b)

“SUBSCRIPTIONS MAY BE ACCEPTED ONLY FROM A PERSON THAT, AT ANY TIME THE BUY ORDER FOR THE SECURITIES IS ORIGINATED, IS OUTSIDE THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, AND IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S), WAS NOT FORMED UNDER THE LAWS OF ANY UNITED STATES JURISDICTION, WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN SECURITIES NOT REGISTERED UNDER THE SECURITIES ACT, AND IS NOT PURCHASING THE SECURITIES FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, WITHIN THE MEANING OF REGULATION S UNDER THE ACT. BY SIGNING THE SHARE PURCHASE AGREEMENT, A PERSON UNDER REGULATION S CERTIFIES TO THE COMPANY THAT IT QUALIFIES AS A NON-U.S. PERSON, IS NOT ACQUIRING THE SECURITIES FOR THE

ACCOUNT OR BENEFIT OF ANY U.S. PERSON AND IS THEREFORE ELIGIBLE TO PURCHASE SECURITIES IN THE OFFERING, THAT IT IS NOT PURCHASING THE SECURITIES AS A RESULT OF OR IN CONNECTION WITH ANY ACTIVITY THAT WOULD CONSTITUTE “DIRECTED SELLING EFFORTS” (WITHIN THE MEANING GIVEN SUCH TERM IN REGULATION S) IN THE UNITED STATES, THAT IT WILL NOT BECOME AN AFFILIATE OF THE COMPANY AS A RESULT OF THE PURCHASE OF THE SECURITIES, THAT NO OFFER OR SALE OF THE SECURITIES WAS MADE TO SUCH PERSON IN THE UNITED STATES, AND THAT SUCH PERSON IS NOT PURCHASING THE SECURITIES WITH A VIEW TO THEIR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT.”

(c)	“INVESTORS UNDER REGULATION S ARE ADVISED THAT NO OFFERS OR SALES OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE IN THE UNITED STATES OR TO U.S. PERSONS UNLESS THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

(d)	Any legend required to be placed thereon by applicable United States federal or state, European Union or other applicable securities laws.

SCHEDULE 3

CLOSING DELIVERABLES

1.1	At Closing, CayCo6 and CEDC, shall take the following actions:

1.1.1	CEDC Stock as set out in Clause 3 shall be delivered to Kylemore (by hand delivery of a certificate to Kylemore’s Solicitors’ office in New York); and

1.1.2	CEDC shall deliver all necessary evidence of title in respect thereof;

1.2	At Closing or as soon as practicable thereafter:

1.2.1	CayCo6 shall deliver to Kylemore a copy of a resolution (certified by a duly appointed officer as true and correct) of the appropriate management body of CayCo6 authorising the execution of, and the performance by it of this Agreement and its obligations thereunder.

1.2.2	Pasalba shall deliver to Kylemore a copy of a resolution (certified by a duly appointed officer as true and correct) of the appropriate management body of Pasalba authorising the execution of, and the performance by it of this Agreement and its obligations thereunder, including without limitation the transfer of the pledged Securities and the release of Kylemore.

1.2.3	CEDC shall deliver to Kylemore a copy of a resolution (certified by a duly appointed officer as true and correct) of the board of directors of CEDC authorizing the execution of, and the performance by it of this Agreement and its obligations thereunder.

1.2.4	The Company shall deliver to Kylemore a copy of a resolution (certified by a duly appointed officer as true and correct) of the appropriate management body of the Company authorising the execution of, and the performance by it of this Agreement and its obligations thereunder.

1.2.5	Kylemore shall deliver to CayCo6 an original or a copy of a resolution (certified by a duly appointed officer as true and correct) of the appropriate management body of Kylemore authorising the execution of and the performance by Kylemore of this Agreement and its obligations thereunder.